EXHIBIT 10.9

SERVICE AND EXPENSE SHARING AGREEMENT

This (“Agreement”) is entered into as of April 10, 2006 (April 28, 2006 with respect to Tower National Insurance Company) by and between Tower Insurance Company of New York (“TICNY”) and Tower National Insurance Company (“TNIC”) , property and casualty insurance companies domiciled in New York and Massachusetts, respectively,  (both insurance companies collectively referred to as Tower insurance companies or “TIC”) and Tower Risk Management Corp. (“TRM”), an insurance services company domiciled in New York (TIC and TRM are collectively referred to as “Tower”) with offices located at 120 Broadway, New York, N.Y. 10271 and CastlePoint Management Corp. and any of its after acquired property and casualty insurance company subsidiaries (collectively “CPM”), a Delaware corporation with offices located at 120 Broadway, New York, N.Y. 10271.

RECITALS

WHEREAS, CPM plans to acquire one or more property and casualty insurance companies (hereinafter referred to as “CastlePoint Insurance Companies” or “CPIC”); and

WHEREAS, TIC plans to underwrite Brokerage Business and Traditional Program Business, as defined below on behalf of itself and CPIC pursuant to a pooling agreement between Tower and CPIC;

WHEREAS, CPM plans to manage Specialty Program Business and Insurance Risk Sharing Business as defined herein on behalf of TIC prior to CPM’s acquisition of CPIC pursuant to a Program Management Agreement between CPM and TIC; and

WHEREAS, upon CPM’s acquisition of CPIC, CPIC plans to underwrite Specialty Program Business and Insurance Risk Sharing Business on behalf of itself and underwrite Specialty Program Business through TIC pursuant to a pooling agreement between CPIC and TIC; and

WHEREAS, TRM provides insurance company services to third parties and would like to enter into an agreement initially with CPM and then with CPIC to market these services to their clients in the course of CPM’s and CPIC’s management of the Specialty Program Business and Insurance Risk Sharing Business; and

WHEREAS, Tower and CPM are desirous of entering into an agreement whereby Tower and CPM provide services to each other at each other’s request (other than services provided in their respective role as the manager of the Brokerage Business and Traditional Program Business and Specialty Program Business and Insurance Risk Sharing Business) and to provide a method for sharing those expenses as well as sharing any profits and losses from rendering services to third parties; and

NOW THEREFORE, in consideration of the mutual agreements described in this Agreement, Tower and CPM agree as follows:”

ARTICLE 1 – PERFORMANCE OF SERVICES

1.01         In addition to the services that TICNY may provide to CPIC in managing the Brokerage Business and Traditional Program Business and CPM or CPIC may provide to Tower in managing the Specialty Program Business and Insurance Risk Sharing Business, TICNY and CPM agree (and CPM shall cause CPIC to agree) to provide various insurance companies services to each other at terms and conditions set forth herein.

ARTICLE 2 – COMPENSATION

2.01         Any compensation paid by CPM to Tower and by Tower to CPM for services rendered hereunder must be on a cost basis, but in no case, should the compensation paid be greater than either company would expend in providing such services for itself.

2.02         Fees

Fees for the services rendered by CPM to Tower and by Tower to CPM shall be allocated and reported in accordance with NY Department’s Regulation 30 and any other applicable regulation.

2.03         With respect to claims services, to the extent such services are provided by either company to the other, each agrees to pay for the loss adjustment expenses incurred by the servicing company in adjusting and defending claims on the hourly billing rate to be established by the companies.  Tower and CPM agree to utilize the same billing rate or method of payment established to allocate or assign unallocated expenses to adjust and defend claims.

2.04         Settlement of Accounts

(a)   Each company shall submit to the other within thirty (30) days of the end of each calendar month a detailed written estimate of the amount owed for services and the use of facilities pursuant to this Agreement in that calendar month, and each company shall pay to the other within fifteen (15) days following receipt of such estimate the amount set forth in the estimate.

(b)   Within thirty (30) days of the end of each calendar quarter, each company shall submit to the other a detailed written statement of the amount owed for services and the use of the facilities for that calendar quarter with a true-up of the monthly estimates and each company shall pay to the other within fifteen (15) days following receipt of such written statement the amount set forth in the statement.

2.05         Profit Sharing

CPM and Tower agree to share equally in profits and losses realized from providing insurance company services to CPM’s or CPIC’s clients in connection with CPM’s or CPIC’s management of the Specialty Program Business and Insurance Risk Sharing Business.

ARTICLE 3 – TERM, SUSPENSION AND TERMINATION

3.01         Original Term

The term of this Agreement will begin on the date of this Agreement and will continue for a period of three (3) years, after which this Agreement will terminate unless the parties agree to extend the term of this Agreement. This Agreement may be terminated immediately by mutual consent of both parties or upon the placement of Tower or CPM into rehabilitation or liquidation by regulatory authorities or upon the declaration of bankruptcy of either company.

3.02         Agreement

Services and facilities shall be provided to CPM by Tower and to Tower by CPM only to the extent that such arrangements do not impede either company’s business or operations.

Tower and CPM shall act hereunder so as to assure the separateness of their respective operating identities.  Books and records shall be maintained separately for each party for services provided by this Sharing Agreement.

This Agreement may not be assigned, terminated or amended by either party without the prior written consent of the New York Superintendent and any other regulatory body required to provide such consent.

3.03         Rights Regarding Termination

A.        This Agreement may be terminated at any time by the mutual agreement of the parties, or by either party for any of the following reasons:

(1)       Immediately by either party in the event of bankruptcy, insolvency, liquidation or assignment for the benefit of creditors by the other party;

(2)       Upon 60 days written notice by either party in the event of any material change in the ownership or control of the other party.

(3)       Immediately by either party in the event any law or regulation of a federal, state or local government has rendered this Agreement illegal, but only insofar as that law or regulation applies to this Agreement;

(4)       Immediately by either party in the event of fraud, abandonment, gross or willful misconduct, insolvency, or lack of legal capacity to act on the part of either party.

(5)       Upon 60 days written notice by either party in the event of default in any material term of this Agreement, unless the default is cured prior to the end of the end of the sixty (60) day period.

B.        In the event of termination of this Agreement:

(1)       Tower and CPM shall promptly cease performing any services called for under this agreement.

(2)       Neither party shall have any claim against the other for loss of prospective profits or fees or damage to business arising there from.

(3)       Notwithstanding the termination of this Agreement, Tower and CPM shall continue to perform such services under this Agreement in settlement of accounts or winding up of affairs between Tower and CPM if so requested by either party.  Fees for the services rendered by Tower and CPM shall be allocated in accordance with NY Department’s Regulation 30 and any other applicable regulation.

(4)       Notwithstanding the termination of this Agreement, Tower or CPM shall continue to provide the claims and legal defense under this Agreement with respect to all claims reported to either prior to the effective date of any termination in accordance with the terms of this Agreement. In consideration for performing its services as set forth herein, CPM and Tower will continue to compensate each other in the manner set forth in Article 2 of this Agreement. In the event either company assumes the handling of their own claims after termination, each party agrees to cooperate with and instruct its respective employees to cooperate in such transition.

ARTICLE 4 – MAINTENANCE CONTROL AND OWNERSHIP OF RECORDS

4.01         Maintenance of Records

TOWER and CPM will maintain all appropriate records, files, ledgers and reports so as to accurately reflect at all times the financial transactions with one another.

4.02 Ownership of Records

(a)           All books, records, and files established and maintained by TOWER or CPM by reason of its performance under this Agreement which, absent this Agreement, would have been held by TOWER or CPM respectively shall (i) be deemed the joint property of each party, (ii) be maintained in accordance with all other applicable law and regulation and (iii) be subject to examination at all times by CPM or TOWER and persons authorized by it or any governmental agency having jurisdiction over CPM or TOWER

(b)           Each party is the owner of all records related to its company regardless of in whose possession those records may be at any time.

ARTICLE 5 – GENERAL REQUIREMENTS OF TOWER

5.01         TOWER’s and CPM’s General Duties

TOWER and CPM are responsible to perform the duties assumed under this Agreement in accordance with standard procedures for the performance of such duties, which exist in the insurance industry.

ARTICLE 6 – MISCELLANEOUS

6.01         Notices

All notice requirements and other communications indicated shall be deemed given when personally delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, to the appropriate party at its address below or at such other address as shall be specified by notice given hereunder.

CPM:	CastlePoint Management Corp
120 Broadway
New York, NY 10271

TOWER:	Tower Insurance Company of New York
120 Broadway, 14th Floor
New York, NY 10271
Attn: Steven G. Fauth

6.02         Binding Effect and Assignment

(a)   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.  This Agreement may not be assigned without mutual consent of the parties, but such consent shall not be unreasonably withheld.

(b)   The foregoing subparagraph (a) may not be implemented without the prior approval of the State of New York, Superintendent of Insurance.

6.03         Amendment

This Agreement may not be amended, altered or modified except in writing signed by the party against whom enforcement or any waiver, change, discharge, alternation or modification is sought.

6.04         Invalidity

The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

6.05         Interpretation

The article, section and paragraph headings included in this Agreement have been used solely for convenience and shall not be used in the interpretation of this Agreement. References to articles, sections and paragraphs shall refer to such provisions in this Agreement unless otherwise stated.

6.06         Waiver

The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

6.07         Severability

This Agreement and the transaction contemplated herein constitute one transaction and shall not be divisible in any manner. A breach of any portion of this Agreement shall be deemed a breach of the whole Agreement.

6.08         Counterparts

If photocopies or duplicates of the original of this Agreement are signed by both parties, then each such originally signed document shall be deemed to be an original of this Agreement.

6.09         Indemnification

CPM and TOWER shall hold harmless and defend and indemnify the other party against any expenses, damages, liability, action, cost or other claims, including attorney fees arising out of the other party’s material breach of any duty or obligation hereunder or any claims made against a party relating to, or arising out of, the other party’s willful misconduct or gross negligence in performing, or in failing to perform, services hereunder.

6.10         Arbitration

Any dispute or difference between CPM and TOWER relating to the interpretation or performance of this Agreement, including its formation or validity, or any transaction under this Agreement, whether arising before or after termination, shall be submitted to arbitration.

Upon written request of any party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two. The current President of the National Association of Independent Insurers shall appoint the third arbitrator from the two remaining nominees. All the arbitrators shall be chosen from those submitted by the parties.

The parties hereby waive all objections to the selection of the arbitrators, provided they are selecting in conformity with this paragraph 6.10.

All arbitrators shall be active or retired officers of insurance or reinsurance companies, or Lloyd’s of London underwriters, and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within 30 days of the appointment of the third arbitrator.

The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall interpret this Agreement as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The arbitrators may award interest and costs. Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expense of the third arbitrator and of the arbitration.

6.11         Remittance reports are to be furnished quarterly and settlement within 30 days of the receipt of such reports.  The report shall provide in reasonable detail the type and nature of expenses.

6.12         This Agreement is entered into as of the date hereof by the parties hereto, except that with respect to TNIC it shall be deemed to be entered into as of April 28, 2006, subject in any case to the satisfaction of applicable insurance regulatory requirements of New York and Massachusetts, including any conditions such regulators may impose on the terms of this Agreement subsequent to the date hereof.  Subject to the foregoing, this Agreement shall be effective as of April 5, 2006.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Tower Insurance Company of New York

By:	/s/ Francis Colalucci
Name: Francis M. Colalucci
Title: Chief Financial Officer and Treasurer

Tower National Insurance Company

By:	/s/ Francis Colalucci
Name: Francis M. Colalucci
Title: Chief Financial Officer and Treasurer

Tower Risk Management Corp.

By:	/s/ Francis Colalucci
Name: Francis M. Colalucci
Title:

CastlePoint Management Corp.

By:	/s/ Joseph Beitz
Name: Joseph P. Beitz
Title: President

[SIGNATURE PAGE TO SERVICE AND EXPENSE SHARING AGREEMENT]